Exhibit 13.(e)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-254439) on Form N-2 of abrdn Global Income Fund, Inc. of our report dated December 29, 2022, with respect to the financial statements and financial highlights, which appear in this Form N-CSR.

/s/ KPMG LLP

Philadelphia, Pennsylvania

January 9, 2023